Exhibit 99.1

Black Elk Energy Offshore Operations, LLC Reports First Quarter 2013

Financial and Operational Results

Houston, May 28, 2013

Black Elk Energy Offshore Operations, LLC today announces financial and operational results for the quarter ended March 31, 2013. Some of the highlights include:

•

For the quarter ended March 31, 2013, oil, natural gas and plant products production averaged 12,267 barrels of oil equivalent per day (“Boepd”) compared to 17,033 Boepd for the quarter ended March 31, 2012. The decrease in production should be temporary and is attributable to pipeline repairs and winter weather as well as downtime in the fields requiring hot work, which was delayed due to the Bureau of Safety and Environmental Enforcement (“BSEE”) requirements for approval after the explosion and fire on our West Delta 32-E platform (the “West Delta 32 incident”). Production volumes were 44% oil and natural gas liquids (“NGLs”) and 56% natural gas in the first quarter of 2013.

•

For the quarter ended March 31, 2013, our average realized sales price for oil was $109.78 per barrel before the effects of hedging and $106.78 per barrel after hedging. Average realized sales price for natural gas was $3.60 per thousand cubic feet (“Mcf”) before the effects of hedging and $4.03 per Mcf after hedging.

•

Total revenues for the three months ended March 31, 2013 of $60.0 million decreased $16.2 million, or 21%, over the comparable period in 2012. The decrease in revenues for the first quarter in 2013 was a result of decreased oil, gas and plant product production and lower oil and plant product prices partially offset by higher natural gas prices. Total revenues were also lower due to a $0.3 million realized gain on derivative financial instruments for the three months ended March 31, 2013 compared to a $1.5 million realized gain for the prior period.

•	For the quarter ended 2013, we realized a net loss of $16.2 million compared to net loss of $5.7 million for the same period of 2012.

•	Adjusted EBITDA for the quarter ended March 31, 2013 was $8.2 million compared to $29.1 million for the same period in 2012.

Financial Results

Oil and natural gas production. Total oil, natural gas and plant product production of 1,104 MBoe decreased 446 MBoe, or 29%, during the three months ended March 31, 2013 compared to the same period in 2012 as a result of downtime in the fields requiring hot work, which was delayed due to the BSEE requirements for approval after the West Delta 32 incident, in addition to pipeline repairs and winter weather.

Total revenues. Total revenues for the three months ended March 31, 2013 of $60.0 million decreased $16.2 million, or 21%, over the comparable period in 2012.

Revenues, excluding the realized and unrealized revenues from commodity hedge contracts, decreased $15.6 million, or 19%, for the three months ended March 31, 2013 compared to the same period in 2012 as a result of lower oil, gas and plant product production due to the West Delta 32 incident, pipeline repairs and winter weather and lower oil and plant product prices, partially offset by higher gas prices.

We entered into certain oil and natural gas commodity derivative contracts in 2013 and 2012. We realized gains on these derivative contracts in the amounts of $0.3 million for the three months ended March 31, 2013 and $1.5 million for the three months ended March 31, 2012. We recognized unrealized losses of $6.2 million for the three months ended March 31, 2013 and $6.7 million in the same period of 2012.

Excluding hedges, we realized average oil prices of $109.78 per barrel and $114.42 per barrel and gas prices of $3.60 per Mcf and $2.55 per Mcf for the three months ended March 31, 2013 and 2012, respectively. Average prices realized from the sale of gas on a first-quarter basis reflected the economic turnaround that began during 2012. Oil prices were lower on a quarter basis compared to 2012. We expect commodity prices to remain volatile in the future.

Operating Expenses

Lease operating costs. Our lease operating costs for the three months ended March 31, 2013 were $43.2 million, or $39.13 per Boe. For the three months ended March 31, 2012, our lease operating costs were $43.2 million, or $27.90 per Boe. Lease operating expenses remained relatively flat for the three months ended March 31, 2013 compared to the same period in 2012. The increase in cost per Boe during 2013 was primarily attributable to decreased production.

Workover costs. Our workover costs for the three months ended March 31, 2013 were $2.1 million, a decrease of $0.5 million compared to the first three months in 2012. For the three months ended March 31, 2013, Eugene Island 240, West Cameron 20/45, High Island A283, South Timbalier 190/203 and Vermilion 119/120/124 were the primary workover expense projects.

Exploration. Our exploration expenses for the three months ended March 31, 2012 were $0.9 million. There were no exploration costs for the same period in 2013. Exploration costs for 2012 included expenses to drill a non-operated well, South Pelto 13, which was unsuccessful.

Depreciation, depletion, amortization and impairment. DD&A expense was $11.6 million, or $10.47 per Boe, for the three months ended March 31, 2013 and $12.4 million, or $7.98 per Boe, for the three months ended March 31, 2012. The decrease in DD&A for the three months ended March 31, 2013 was a result of lower production and reduced asset basis as a result of the impairments recorded in 2012. Depletion is recorded based on units of production and DD&A expense includes depletion of future asset retirement obligations. We recorded a $33.0 million impairment for the three months ended March 31, 2013 and no impairment for the same period in 2012.

General and administrative expenses. G&A expense was $10.7 million, or $9.69 per Boe, for the three months ended March 31, 2013 and $6.4 million, or $4.15 per Boe, for the same period in 2012. The increase in G&A expense for the three months ended March 31, 2013 was due to an increase in staff and related administrative costs, in addition to higher legal fees, severance costs, consultant expenses and insurance costs.

Gain on involuntary conversion of asset. On September 27, 2012, an incident occurred on our High Island 443 A-2 ST well which required the closing of the blind/shear rams to properly shut in and maintain control of the well due to several days of unsuccessful attempts to repair a small hydrocarbon leak on a conductor riser. Additional surface diagnostics found the inner casing strings to be most likely compromised. On October 12, 2012, the BSEE advised us to plug and abandon the well. We filed an insurance claim and costs were reimbursed by our insurance company. We recorded a gain of $2.4 million for additional proceeds that were received in May 2013.

Accretion expense. We recognized accretion expense of $7.5 million for the three months ended March 31, 2013 compared to $9.1 million for the three months ended March 31, 2012. The decrease in accretion expense in 2013 was primarily attributable to plugging and abandonment activity that was performed in 2012 and the extended life of the remaining assets, partially offset by increased liability, in the first three months of 2013.

Gain on sale of asset. Gain on sale of asset of $37.8 million was primarily related to the sale of four fields to Renaissance Offshore, LLC for approximately $52.5 million subject to normal purchase price adjustments on March 26, 2013.

Other operating expenses. Other operating expenses of $1.0 million for the quarter ended March 31, 2013 were related to our consolidation of Freedom Well Services, LLC. There were no other operating expenses for the same period in 2012.

About Black Elk Energy Offshore

We are an oil and gas company engaged in the acquisition, exploitation, development and production of oil and natural gas properties. We seek to acquire and exploit properties with proved developed reserves, proved developed non-producing reserves and proved undeveloped reserves. Our strategy is to acquire and economically maximize properties that are currently producing or have the potential to produce given additional attention and capital resources. We are engaged in continual efforts to monitor and reduce operating expenses by finding opportunities to safely increase efficiencies related to staffing, transportation and operational procedures. Moreover, our ability to accurately estimate and manage plugging and abandonment costs associated with potential acquisitions increases the likelihood of achieving our target returns on investment. Our management team has extensive engineering, geological, geophysical, technical and operational expertise in successfully developing and operating properties in both our current and planned areas of operation.

We seek to acquire assets in our areas of focus from oil and gas companies that have determined that such assets are noncore and desire to remove them from their producing property portfolio or have made strategic decisions to deemphasize their offshore operations. Prior to an acquisition, we perform stringent structural engineering tests to determine whether the reservoirs possess potential upside. Each opportunity is presented, catalogued and graded by our management and risked appropriately for the overall impact to our company.

Conference Call Information. Black Elk will hold a conference call to discuss financial and operational results on Tuesday, May 28, 2013, at 4:00 p.m. Central Time. To participate, dial (800) 406-5162 in the United States or (303) 223-2681 at least ten minutes before the call begins.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Black Elk Energy Offshore Operations, LLC and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Black Elk believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Black Elk’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Black Elk’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements attributable to Black Elk or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Black Elk does not assume a duty to update these forward-looking statements.

Contact

Bruce Koch

IR@blackelkenergy.com

11451 Katy Freeway, Suite 500

Houston, Texas 77079

(281) 598-8647

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,534	$1,383
Accounts receivable, net of allowance for doubtful accounts of $509 at March 31, 2013 and December 31, 2012	50,190	46,553
Accounts receivable – insurance recovery	5,047	3,100
Due from affiliates	23	347
Prepaid expenses and other current assets	11,893	27,972
Derivative assets	—	2,408

TOTAL CURRENT ASSETS	97,687	81,763

OIL AND GAS PROPERTIES, successful efforts method of accounting, net of accumulated depreciation, depletion, amortization and impairment of $222,999 and $191,326 at March 31, 2013 and December 31, 2012, respectively	218,303	260,012
OTHER PROPERTY AND EQUIPMENT, net of accumulated depreciation of $3,734 and $1,717 at March 31, 2013 and December 31, 2012, respectively	6,137	1,968
OTHER ASSETS
Debt issue costs, net	2,784	3,230
Asset retirement obligation escrow receivable	20,348	20,348
Escrow for abandonment costs	223,432	215,263
Other assets	7,592	7,880

TOTAL OTHER ASSETS	254,156	246,721

TOTAL ASSETS	$576,283	$590,464

LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$127,196	$108,736
Derivative liabilities	4,482	—
Asset retirement obligations	31,275	41,572
Current portion of debt and notes payable	10,077	3,552

TOTAL CURRENT LIABILITIES	173,030	153,860

LONG-TERM LIABILITIES
Gas imbalance payable	2,999	2,521
Dividends payable	—	12,408
Derivative liabilities	4,430	5,091
Asset retirement obligations, net of current portion	285,801	303,933
Debt, net of current portion, net of unamortized discount of $819 and $882 at March 31, 2013 and December 31, 2012, respectively	164,249	201,118

TOTAL LONG-TERM LIABILITIES	457,479	525,071

TOTAL LIABILITIES	630,509	678,931
CLASS E AND CLASS D PREFERRED UNITS	87,551	30,000
COMMITMENTS AND CONTINGENCIES MEMBERS’ DEFICIT	(141,777)	(118,467)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$576,283	$590,464

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2013	2012
REVENUES:
Oil sales	$45,901	$60,518
Natural gas sales	13,337	14,316
Plant product sales and other revenue	6,640	6,604
Realized gain on derivative financial instruments	339	1,469
Unrealized loss on derivative financial instruments	(6,229)	(6,726)

TOTAL REVENUES	59,988	76,181

OPERATING EXPENSES:
Lease operating	43,202	43,242
Production taxes	127	343
Workover	2,060	2,569
Exploration	—	897
Depreciation, depletion and amortization	11,555	12,371
Impairment of oil and gas properties	32,963	—
General and administrative	10,697	6,434
Gain on involuntary conversion of asset	(2,383)	—
Accretion of asset retirement obligations	7,524	9,080
Gain on sale of asset	(37,775)	—
Other operating expenses	990	—

TOTAL OPERATING EXPENSES	68,960	74,936

(LOSS) INCOME FROM OPERATIONS	(8,972)	1,245

OTHER INCOME (EXPENSE):
Interest income	22	281
Miscellaneous expense	(926)	(645)
Interest expense	(6,336)	(6,535)

TOTAL OTHER EXPENSE, NET	(7,240)	(6,899)

NET LOSS	(16,212)	(5,654)
LESS: PREFERRED UNIT DIVIDENDS	3,143	1,800

NET LOSS ATTRIBUTABLE TO COMMON UNIT HOLDERS	$(19,355)	$(7,454)

How We Evaluate Our Operations:

We use a variety of financial and operational measures to assess our overall performance. Among those measures are (1) volumes of oil and natural gas produced, (2) oil and natural gas prices realized, (3) per unit operating and administrative costs and (4) Adjusted EBITDA (as defined in the following table).

The following table contains certain financial and operational data for each of the quarter ended March 31, 2013 and 2012:

	Three Months Ended
	March 31,
	2013	2012
Average daily sales:
Oil (Bopd)	4,646	5,812
Natural gas (Mcfpd)	41,138	61,682
Plant products (Galpd)	32,139	39,491
Oil equivalents (Boepd)	12,267	17,033
Average realized prices(1):
Oil ($/Bbl)	$106.78	$107.92
Natural gas ($/Mcf)	4.03	3.43
Plant products ($/Gallon)	0.87	1.19
Oil equivalents ($/Boe)	56.24	51.99
Costs and Expenses:
Lease operating expense ($/Boe)	39.13	27.90
Production tax expense ($/Boe)	0.12	0.22
General and administrative expense ($/Boe)	9.69	4.15
Net loss (in thousands)	(16,212)	(5,654)
Adjusted EBITDA(2) (in thousands)	8,237	29,058

(1)	Average realized prices presented give effect to our hedging.
(2)	Adjusted EBITDA is defined as net loss before interest expense, unrealized loss on derivative instruments, accretion, depreciation, depletion and amortization, impairment of oil and gas properties, gain on involuntary conversion of asset and gain on sale of asset. Adjusted EBITDA is not a measure of net loss or cash flows as determined by GAAP, and should not be considered as an alternative to net loss, operating (loss) income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. We present Adjusted EBITDA because it is frequently used by securities analysts, investors and other interested parties in the evaluation of high-yield issuers, many of whom present Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Because of these limitations, Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. A reconciliation table is provided below to illustrate how we derive Adjusted EBITDA.

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Net loss	$(16,212)	$(5,654)
Adjusted EBITDA	$8,237	$29,058
Reconciliation of Net loss to Adjusted EBITDA
Net loss	$(16,212)	$(5,654)
Interest expense	6,336	6,535
Unrealized loss on derivative instruments	6,229	6,726
Accretion	7,524	9,080
Depreciation, depletion and amortization	11,555	12,371
Impairment of oil and gas properties	32,963	—
Gain on involuntary conversion of asset	(2,383)	—
Gain on sale of asset	(37,775)	—

Adjusted EBITDA	$8,237	$29,058